Exhibit 99.1

BNC Bancorp Announces Earnings for Fourth Quarter and Fiscal Year 2015

HIGH POINT, N.C., Jan. 25, 2016 - BNC Bancorp (NASDAQ: BNCN) ("Company"), parent company for Bank of North Carolina ("Bank"), today reported financial results for the quarter and year ended December 31, 2015. Highlights for the fourth quarter 2015 include the following:

•	Operating earnings for the fourth quarter of 2015 totaled $15.4 million, or $0.39 per diluted share, compared to $15.0 million, or $0.39 per diluted share, for the third quarter of 2015

◦	Per share results for the fourth quarter 2015 were impacted by the public stock offering detailed below;

◦	Diluted earnings per share totaled $0.32, compared to $0.31 for the third quarter of 2015;

◦	Net income for the quarter was $12.7 million, compared to $11.9 million for third quarter of 2015; and

◦	Operating earnings for the year ended December 31, 2015 were $52.7 million, or $1.47 per diluted share, compared to $35.3 million, or $1.21 per diluted share, for the year ended December 31, 2014.

•	Continued balance sheet growth, both organically and through acquisitions, during the fourth quarter

◦	Originated loans increased $128.2 million, or 5.0%, excluding loans that were reclassified from acquired;

◦	Total deposits increased $367.7 million, or 8.4%;

◦	Transactional deposit base increased $218.1 million, or 7.5%; and

◦	Total assets increased $455.5 million, or 8.8%.

•	Continued trend of strong operating performance ratios during fourth quarter of 2015

◦	Operating return of average assets of 1.13%, compared to 1.15% for the third quarter of 2015;

◦	Operating return of average tangible common equity of 15.99%, compared to 16.79% for third quarter 2015; and

◦	Operating efficiency ratio of 54.48%, compared to 55.59% for third quarter 2015.

•	Announced pending acquisition of High Point Bank Corporation

◦	Expected to close during the second quarter of 2016, subject to regulatory approval, approval of High Point Bank Corporation shareholders, and other customary closing conditions.

•	Completed acquisition and conversion of seven branches from CertusBank, N.A.

◦	Expands the Company's presence in attractive Upstate South Carolina markets.

•	Completed public offering of 2.59 million shares of voting common stock

◦	Net proceeds of approximately $57.6 million after underwriting discount and expenses

Financial Performance

	Three Months Ended					Year Ended December 31,
INCOME SUMMARY	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	2015	2014
Interest income	(Dollars in thousands)
Interest and fees on loans	$50,762	$48,050	$40,494	$39,420	$38,534	$178,726	$140,024
Investment securities	5,336	5,101	4,421	4,347	4,230	19,205	17,576
Other	141	162	132	120	151	555	542
Total interest income	56,239	53,313	45,047	43,887	42,915	198,486	158,142
Interest expense
Interest on deposits	5,852	5,265	4,888	4,442	3,946	20,447	15,139
Interest on borrowings	1,648	1,789	1,427	1,375	1,508	6,239	4,787
Total interest expense	7,500	7,054	6,315	5,817	5,454	26,686	19,926
Net interest income	48,739	46,259	38,732	38,070	37,461	171,800	138,216
Provision for loan losses	1,287	198	301	110	1,001	1,896	7,006
Net interest income	47,452	46,061	38,431	37,960	36,460	169,904	131,210
Operating non-interest income (1)
Mortgage fees	2,226	3,031	2,777	2,499	2,049	10,533	7,689
Service charges	2,341	2,284	1,810	1,644	1,648	8,079	6,105
Earnings on bank-owned life insurance	806	705	601	654	634	2,766	2,382
Other	2,868	2,355	3,509	1,454	3,454	10,186	8,589
Total operating non-interest income	8,241	8,375	8,697	6,251	7,785	31,564	24,765
Operating non-interest expense (1)
Salaries and employee benefits	17,888	17,543	15,749	15,973	16,423	67,153	58,910
Occupancy	3,392	3,211	2,618	2,581	2,365	11,802	9,145
Furniture and equipment	2,426	1,654	1,596	1,627	1,630	7,303	6,448
Data processing and supply	1,194	1,268	1,073	846	1,053	4,381	3,712
Advertising and business development	879	493	617	646	625	2,635	2,666
Insurance, professional and other services	952	1,405	1,079	1,388	1,077	4,824	3,952
FDIC insurance assessments	883	824	702	735	700	3,144	2,932
Loan, foreclosure and OREO	1,639	2,352	3,536	2,325	2,632	9,852	8,940
Other	4,020	3,786	3,185	3,031	3,017	14,022	10,205
Total operating non-interest expenses	33,273	32,536	30,155	29,152	29,522	125,116	106,910
Operating income before income taxes	22,420	21,900	16,973	15,059	14,723	76,352	49,065
Operating income tax expense (1)	6,996	6,902	5,172	4,543	4,426	23,613	13,810
Operating income (non-GAAP)	15,424	14,998	11,801	10,516	10,297	52,739	35,255
Securities gains (losses), net of tax	28	500	(3)	31	—	556	(322)
Insurance settlement income, net of tax	—	—	—	—	—	—	484
Transaction-related expenses, net of tax	2,713	3,078	784	1,789	1,406	8,364	5,641
Loss on extinguishment of debt, net of tax	—	481	—	—	386	481	386
Net income (GAAP)	$12,739	$11,939	$11,014	$8,758	$8,505	$44,450	$29,390

(1) See Reconciliation of Non-GAAP to GAAP for additional details.

Performance Ratios

	Three Months Ended					Year Ended December 31,
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	2015	2014
Operating earnings per diluted share (1)	$0.39	$0.39	$0.36	$0.32	$0.34	$1.47	$1.21
Operating return of average assets (1)	1.13%	1.15%	1.13%	1.04%	1.07%	1.12%	0.99%
Operating return on average tangible common equity (1)	15.99%	16.79%	15.58%	14.41%	15.08%	15.77%	13.70%
Operating efficiency ratio (1)	54.48%	55.59%	59.48%	61.30%	61.07%	57.44%	61.25%

Earnings per diluted share - GAAP	$0.32	$0.31	$0.34	$0.27	$0.28	$1.24	$1.01
Return of average assets - GAAP	0.93%	0.92%	1.06%	0.87%	0.89%	0.94%	0.83%
Return on average common equity - GAAP	9.13%	9.15%	11.05%	9.01%	9.59%	9.52%	9.09%
Return on average tangible common equity - GAAP	13.33%	13.52%	14.59%	12.12%	12.57%	13.40%	11.51%
Efficiency ratio - GAAP	63.75%	66.59%	63.71%	69.19%	68.63%	65.70%	68.12%

Book value per common share	$14.52	$13.70	$12.38	$12.20	$11.98	$14.52	$11.98
Tangible book value per common share (1)	10.77	9.86	9.87	9.67	9.41	10.77	9.41
(1) See Reconciliation of Non-GAAP to GAAP for additional details.

Other Selected Financial Data

	Three Months Ended					Year Ended December 31,
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	2015	2014
	(Dollars in thousands)
Securities gains (losses), net	$45	$794	$(4)	$49	$—	$884	$(511)
Loss on extinguishment of debt	—	763	—	—	613	763	613
Fair value accretion	5,599	4,835	5,273	4,809	4,867	20,516	14,879
OREO valuation adjustments, net	348	911	820	814	866	2,893	3,836
Transaction-related expenses	4,307	4,886	1,244	2,839	2,231	13,276	8,954

Richard D. Callicutt, II, President and CEO, stated, "As noted in the highlights above, our Company made significant strides during the quarter towards attaining many of our near term strategic initiatives, all which should propel the Company into the future with greater diversity, momentum and financial strength. Successfully integrating operations of the seven Certus offices in the Upstate of South Carolina during the quarter, while making significant progress in our preparation for our upcoming closing and integration of Southcoast Bank in the Charleston area, is a testament to the outstanding efforts of our internal integration and support teams. We could not be one of the most acquisitive banks in the United States, and also one of the highest in stock price appreciation, if not for the tireless efforts of our integration and support teams. I am humbled each and every day by their dedication, skill, and unrelenting desire for excellence.

Also during the quarter we announced one of the most important events in our history, as High Point Bank agreed to join forces with BNC. High Point Bank has been the benchmark that all other banks have been measured in High Point and the surrounding communities for over 100 years, and both companies are extremely excited about the opportunity for even greater success and service as we come together. Along with the High Point Bank transaction, we announced the closing of a $60 million common equity raise that was extremely beneficial to our existing shareholders as it added over $0.70 to tangible book value. These two announcements, when viewed together, were accretive to future earnings, immediately accretive to tangible book value, grew our already strong capital ratios, and further enhanced our core deposit portfolio, primarily in the checking account areas.

While 2015 was another year of double-digit growth, in earnings, loans and deposits, it was also a year where we gained further depth in each of our six key target regions. The Valley transaction gave us a very efficient and profitable $800 million operation in the Southwest Virginia market, while the Certus and Southcoast transactions will provide over $650 million and eighteen offices in the two most dynamic markets in South Carolina; Charleston/Mount Pleasant and Greenville/Spartanburg. In the Charlotte and Raleigh/Durham/Chapel-Hill markets, while there were no major announcements, our talent base continued to grow and the loan originations in these two markets totaled over $1 billion in 2015. As we continue our mission to build the most profitable and valuable franchise in the Carolinas and Southwest VA, we are ever aware that our executive management team and staff must manage an ever increasing level of risk in our industry, and a more complex, yet highly convenient, multi-channel delivery platform. This is why our dedication to building a senior team with years of experience in their particular areas, an ability to process information and make good decisions, and a personality and leadership style that promotes teamwork is one of my highest priorities as CEO."

Operating earnings for the fourth quarter of 2015 totaled $15.4 million, or $0.39 per diluted share, compared to $15.0 million, or $0.39 per diluted share, for the third quarter of 2015. Operating earnings exclude non-operating income and expenses, which primarily consists of transaction-related expenses and gain (loss) on sale of investment securities, net of income taxes. The increase was due to increased net interest income, due to continued organic loan growth, as well as loans purchased from CertusBank, N.A. ("Certus"). This increase was partially offset by increased provision for loan losses and increased non-interest expenses.

Net income for the fourth quarter of 2015 totaled $12.7 million, or $0.32 per diluted share, compared to $11.9 million, or $0.31 per diluted share, for the third quarter of 2015.

Total non-interest income was $8.3 million for the fourth quarter of 2015, a decrease from $9.2 million for the third quarter of 2015. Excluding gains on securities sales, non-interest income decreased by $0.1 million from third quarter 2015. Mortgage fees decreased as compared to third quarter of 2015 due to a seasonal reduction in loan closings. Many of the other non-interest income sources, such as income from recoveries on acquired loans, income derived from the sale of loans partially guaranteed by the Small Business Administration and income derived from our investment brokerage services, are volatile and can vary significantly from period to period.

Total non-interest expense was $37.6 million for the fourth quarter of 2015, a decrease from $38.2 million for the third quarter of 2015. Excluding transaction-related expenses and other non-operating items, non-interest expense for the fourth quarter was $33.3 million, as compared to $32.5 million for the third quarter of 2015. The increase is due to additional employees and facilities from the acquired Certus branches, as well as traditional year-end compensation-related expenses. These increased charges were slightly offset by a reduction in loan and other real estate owned ("OREO") expenses during the fourth quarter of 2015.

Selected Balance Sheet Data

	Ending Balance
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
Portfolio loans:	(Dollars in thousands)
Originated loans	$2,721,216	$2,587,572	$2,394,470	$2,262,601	$2,116,441
Acquired loans	1,478,655	1,391,061	858,537	913,236	958,657
Allowance for loan and lease losses	(31,647)	(30,833)	(30,635)	(29,351)	(30,399)
Portfolio loans, net	4,168,224	3,947,800	3,222,372	3,146,486	3,044,699
Loans held for sale	39,470	37,437	36,315	25,505	37,280
Investment securities	734,557	645,732	557,732	515,325	506,382
Total interest-earning assets	5,131,988	4,689,936	3,886,910	3,778,586	3,669,857
Goodwill	134,686	128,489	69,749	69,749	69,749
Core deposit intangible, net	18,299	18,134	12,273	13,112	13,952
Total assets	$5,656,638	$5,201,118	$4,278,588	$4,173,463	$4,072,508

Deposits:
Non-interest bearing deposits	$776,479	$738,529	$621,392	$544,189	$534,792
Interest-bearing demand and savings	2,337,978	2,157,801	1,586,967	1,685,200	1,657,931
Time deposits	1,627,750	1,478,161	1,301,616	1,323,537	1,203,674
Total deposits	4,742,207	4,374,491	3,509,975	3,552,926	3,396,397
Borrowings	292,790	267,069	337,711	195,659	261,748
Total interest-bearing liabilities	4,258,518	3,903,031	3,226,294	3,204,395	3,123,353
Shareholders' equity:
Common equity	584,818	515,062	395,215	389,025	380,206
Accumulated other comprehensive income	7,329	7,435	8,368	10,087	10,182
Total shareholders' equity	$592,147	$522,497	$403,583	$399,112	$390,388

At December 31, 2015, the Company's total assets were $5.7 billion, an increase from $5.2 billion at September 30, 2015 and from $4.1 billion at December 31, 2014.  During the fourth quarter of 2015, originated loans increased $128.2 million, net of loans that were reclassified from acquired.  The Company also had increases in investment securities and interest-bearing cash due to the Company's desire to increase its on-balance sheet liquidity.  Funding this growth were continued increases in deposits, both organically and from the acquisition of branches from Certus, and from additional short-term borrowings.  The Company continues to grow transactional deposits, which increased by $218.1 million during the fourth quarter.  Wholesale deposits comprised 27.5% of total deposits at December 31, 2015, as compared to 26.1% at September 30, 2015 and 25.7% at December 31, 2014.  Goodwill and net core deposit intangibles increased by $6.4 million during the quarter due to the Certus branch acquisition.

Shareholder's equity increased by $69.7 million during the fourth quarter due to the sale of 2.59 million common shares in a public offering.  All of the Bank's and Company's capital ratios exceed the minimum thresholds established for a well-capitalized bank by regulatory measures.

Asset Quality

	Ending Balance
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
	(Dollars in thousands)
Nonaccrual loans - non-acquired	$6,623	$5,914	$12,998	$14,776	$8,475
Nonaccrual loans - acquired	12,086	14,322	12,391	13,191	16,248
OREO - non-acquired	15,588	18,791	20,767	21,869	23,989
OREO - acquired	16,973	18,489	12,241	17,558	18,542
90 days past due - non-acquired	—	—	—	—	—
90 days past due - acquired	3	—	14	—	—
Total nonperforming assets	$51,273	$57,516	$58,411	$67,394	$67,254

Total nonperforming assets - non-acquired	$22,211	$24,705	$33,765	$36,645	$32,464

Net charge-offs (recoveries), QTD	$352	$(326)	$(1,036)	$584	$940
Annualized net charge-offs (recoveries) to total average portfolio loans	0.03%	(0.03)%	(0.13)%	0.08%	0.13%

Ratio of total nonperforming assets to total assets	0.91%	1.11%	1.37%	1.61%	1.65%
Ratio of total nonperforming loans to total portfolio loans	0.45%	0.51%	0.78%	0.88%	0.80%
Ratio of total allowance for loan losses to total portfolio loans	0.75%	0.77%	0.94%	0.92%	0.99%

Excluding acquired
Ratio of nonperforming assets to total loans and OREO	0.81%	0.95%	1.40%	1.60%	1.52%
Ratio of nonperforming loans to total loans	0.24%	0.23%	0.54%	0.65%	0.40%
Ratio of allowance for loan losses to total loans	1.05%	1.05%	1.13%	1.15%	1.25%

Overall asset quality continued to improve during the fourth quarter of 2015, as total nonperforming assets were $51.3 million, or 0.91% of total assets, as compared to $57.5 million, or 1.11% of total assets, at September 30, 2015, and $67.3 million, or 1.65% of total assets, at December 31, 2014.

Excluding nonperforming assets acquired by the Company, nonperforming assets were $22.2 million, or 0.81% of non-acquired loans and OREO at December 31, 2015, as compared to $24.7 million, or 0.95% of non-acquired loans and OREO, at September 30, 2015, and $32.5 million, or 1.52% of non-acquired loans and OREO, at December 31, 2014.

The Company experienced $0.4 million of net charge-offs during the fourth quarter of 2015, compared to net recoveries of $0.3 million during the third quarter of 2015. Gross charge-offs were $1.5 million during the fourth quarter of 2015, a slight increase compared to $1.2 million during the third quarter of 2015.

The allowance for loan losses was $31.6 million at December 31, 2015, an increase from $30.8 million at September 30, 2015 and $30.4 million at December 31, 2014. The Company recorded a provision for loan losses of $1.3 million during the fourth quarter of 2015, as compared to $0.2 million recorded during the third quarter of 2015. The provision for loan losses recorded during the fourth quarter of 2015 was allocated to loans not acquired by the Company. The additional provision was recorded due to the high levels of loan growth in the originated loan portfolio.

Net Interest Income and Margin

	Three Months Ended					Year Ended December 31,
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	2015	2014
Quarterly average balances:	(Dollars in thousands)
Loans	$4,193,632	$3,957,846	$3,238,433	$3,154,739	$2,905,305	$3,639,890	$2,633,829
Investment securities	656,940	631,407	513,476	495,587	484,092	574,951	495,251
Total interest-earning assets	4,927,105	4,657,454	3,802,696	3,708,252	3,436,018	4,278,267	3,202,958
Total assets	5,428,444	5,154,690	4,180,690	4,097,199	3,809,989	4,720,107	3,561,719
Deposits:
Non-interest bearing	772,831	733,659	573,640	532,348	519,062	653,999	432,181
Interest-bearing	3,784,140	3,539,391	2,902,960	2,930,315	2,667,995	3,292,226	2,579,633
Total deposits	4,556,971	4,273,050	3,476,600	3,462,663	3,187,057	3,946,225	3,011,814
Borrowed funds	288,209	334,584	279,140	216,182	246,229	279,877	203,922
Total interest-bearing liabilities	4,072,349	3,873,975	3,182,100	3,146,497	2,914,224	3,572,103	2,783,555
Shareholders' equity	553,475	517,835	517,835	394,034	351,695	466,881	323,183

Interest Income/Expense (FTE):
Loans	$50,762	$48,050	$40,494	$39,420	$38,534	$178,726	$140,024
Investment securities, tax	2,069	1,842	1,261	1,166	970	6,338	4,385
Investment securities, non-tax	5,186	5,173	5,016	5,049	5,175	20,424	20,938
Other earning assets	140	162	132	120	151	554	542
Total interest income	58,157	55,227	46,903	45,755	44,830	206,042	165,889
Deposits	5,852	5,265	4,888	4,442	3,946	20,447	15,139
Borrowings	1,647	1,789	1,426	1,375	1,508	6,237	4,787
Total interest expense	7,499	7,054	6,314	5,817	5,454	26,684	19,926
Net interest income	$50,658	$48,173	$40,589	$39,938	$39,376	$179,358	$145,963

Average Yields and Costs (FTE):
Loans	4.80%	4.82%	5.02%	5.07%	5.26%	4.91%	5.32%
Investment securities, tax	2.81%	2.73%	3.08%	3.33%	3.32%	2.92%	3.61%
Investment securities, non-tax	5.63%	5.64%	5.76%	5.79%	5.58%	5.71%	5.60%
Other interest-earning assets	0.73%	0.94%	1.04%	0.84%	1.28%	0.87%	0.73%
Total earning assets	4.68%	4.70%	4.95%	5.00%	5.18%	4.82%	5.18%
Total interest bearing deposits	0.61%	0.59%	0.68%	0.61%	0.59%	0.62%	0.59%
Borrowed funds	2.27%	2.12%	2.05%	2.58%	2.43%	2.23%	2.35%
Total interest-bearing liabilities	0.73%	0.72%	0.80%	0.75%	0.74%	0.75%	0.72%
Cost of funds	0.61%	0.61%	0.67%	0.64%	0.63%	0.63%	0.62%
Net interest margin	4.08%	4.10%	4.28%	4.37%	4.55%	4.19%	4.56%

Fully-taxable equivalent (“FTE”) net interest income for the fourth quarter of 2015 was $50.7 million, an increase from $48.2 million for the third quarter of 2015. FTE net interest margin was 4.08% for the fourth quarter of 2015, a slight decrease from 4.10% for the third quarter of 2015. The average yield on interest-earning assets decreased two basis points during the fourth quarter of 2015, while the rate paid on interest-bearing liabilities increased by one basis point. Accretion earned on the Company’s acquired loan portfolio was $5.6 million during the fourth quarter of 2015, an increase as compared to $4.8 million earned in the third quarter of

2015. Excluding accretion, the average yield on loans was 4.27% for the fourth quarter 2015, as compared to 4.33% for the third quarter of 2015.

Average interest-earnings assets for the fourth quarter of 2015 were $4.97 billion, an increase from $4.66 billion for the third quarter of 2015. These increases are primarily due to higher average loan balances from the Certus branch acquisition and organic loan growth in our markets, as well as additional investment securities purchased during the fourth quarter of 2015. Average interest-bearing liabilities were $4.07 billion for the fourth quarter of 2015, an increase from $3.87 billion during the third quarter of 2015. This increase was due to the deposits acquired in the Certus branch acquisition, as well as organic deposit growth and additional borrowings during the fourth quarter.

Loan Portfolio Composition

	Ending Balance
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
	(Dollars in millions)
Residential construction	$76	$92	$84	$78	$73
Presold	46	55	58	50	41
Speculative	30	37	26	28	32

Commercial construction	237	233	243	177	203
Residential and commercial A&D	18	18	16	12	13

Land	111	90	86	92	98
Residential buildable lots	34	26	27	27	27
Commercial buildable lots	20	22	24	25	26
Land held for development	34	25	20	24	26
Raw and agricultural land	23	17	16	17	19

Commercial real estate	2,246	2,133	1,721	1,713	1,585
Multi-family	178	165	96	100	83
Farmland	5	5	6	5	5
Owner occupied	785	737	626	615	591
Non-owner occupied	1,277	1,226	993	994	907

Commercial and industrial	419	340	220	199	192
Residential mortgage	1,049	1,029	842	867	872
Consumer	19	19	17	16	16
Leases	27	26	25	22	21
Total portfolio loans	$4,200	$3,979	$3,253	$3,176	$3,075

Total portfolio loans were $4.2 billion at December 31, 2015, an increase from $4.0 billion at September 30, 2015 and from $3.1 billion at December 31, 2014.  Loans that were originated by the Company, excluding loans that were reclassified from acquired, increased by $128.2 million, or 5.0%, on an annualized basis. The Company has experienced organic loan growth across all loan types, with the majority of loan growth in commercial real estate and commercial and industrial loans.

Acquired Loan Summary

	Ending Balance
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014
	(Dollars in thousands)
Performing acquired loans	$1,363,379	$1,262,268	$744,081	$793,149	$834,863
Less: remaining FMV adjustments	(27,789)	(28,990)	(19,900)	(23,045)	(26,280)
Performing acquired loans, net	1,335,590	1,233,278	724,181	770,104	808,583
FMV adjustment %	2.0%	2.3%	2.7%	2.9%	3.1%

Purchase credit impaired loans (PCI)	157,966	176,605	147,372	156,049	164,120
Less: remaining FMV adjustments	(14,901)	(18,822)	(13,016)	(12,917)	(14,046)
PCI loans, net	143,065	157,783	134,356	143,132	150,074
FMV adjustment %	9.4%	10.7%	26.0%	23.9%	24.3%

Total acquired performing loans	$1,335,590	$1,233,278	$724,181	$770,104	$808,583
Total acquired PCI loans	143,065	157,783	134,356	143,132	150,074
Total acquired loans	$1,478,655	$1,391,061	$858,537	$913,236	$958,657
FMV adjustment % all acquired loans	(2.8)%	(3.3)%	(3.7)%	(3.8)%	(4.0)%

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with total assets of $5.7 billion. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 64 current banking offices in Virginia, North and South Carolina. The Bank’s 19 locations in South Carolina and nine locations in Virginia operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN." The Company’s website is www.bncbancorp.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Forward Looking Statements

This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

Reconciliation of Non-GAAP to GAAP

	Three Months Ended					Year Ended December 31,
	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	2015	2014
	(Dollars in thousands)
Operating Earnings per Share, Diluted (1)
Net income (GAAP)	$12,739	$11,939	$11,014	$8,758	$8,505	$44,450	$29,390
Transaction-related charges, net of tax	2,713	3,078	784	1,789	1,406	8,364	5,641
Loss on extinguishment of debt, net of tax	—	481	—	—	386	481	386
Insurance settlement income, net of tax	—	—	—			—	484
Securities gains (losses), net of tax	28	500	(3)	31	—	556	(322)
Operating earnings (non-GAAP)	15,424	14,998	11,801	10,516	10,297	52,739	35,255
Weighted average fully diluted shares outstanding	39,452	38,165	32,653	32,754	30,599	35,782	29,152
Operating earnings per share, diluted (non-GAAP)	$0.39	$0.39	$0.36	$0.32	$0.34	$1.47	$1.21

Operating Non-Interest Income (1)
Non-interest income (GAAP)	$8,286	$9,169	$8,693	$6,300	$7,785	$32,448	$25,022
Securities gains (losses), net	45	794	(4)	49	—	884	(511)
Insurance settlement income	—	—	—	—	—	—	768
Operating non-interest income (non-GAAP)	$8,241	$8,375	$8,697	$6,251	$7,785	$31,564	$24,765

Operating Non-Interest Expense (1)
Non-interest expense (GAAP)	$37,580	$38,185	$31,399	$31,991	$32,366	$139,155	$116,477
Transaction-related expenses	4,307	4,886	1,244	2,839	2,231	13,276	8,954
Loss on extinguishment of debt	—	763	—	—	613	763	613
Operating non-interest expense (non-GAAP)	$33,273	$32,536	$30,155	$29,152	$29,522	$125,116	$106,910

Operating Income Tax Expense (1)
Income tax expense - GAAP	$5,420	$5,106	$4,712	$3,511	$3,374	$18,749	$10,365
Securities gains (losses), tax effect	17	294	(1)	18	—	328	(189)
Transaction-related expenses, tax effect	1,559	1,189	461	1,014	825	4,223	2,794
Loss on extinguishment of debt, tax effect	—	313	—	—	227	313	227
Operating income tax expense (non-GAAP)	$6,996	$6,902	$5,172	$4,543	$4,426	$23,613	$13,197

Tangible Common Book Value per Share (2)
Shareholders' equity (GAAP)	$592,147	$522,497	$403,583	$399,112	$390,388	$592,147	$390,388
Intangible assets	152,985	146,623	82,022	82,861	83,701	152,985	83,701
Tangible common shareholders equity (non-GAAP)	439,162	375,874	321,561	316,251	306,687	439,162	306,687

Common shares outstanding	40,774	38,138	32,589	32,716	32,599	40,774	32,599
Tangible common book value per share (non-GAAP)	$10.77	$9.86	$9.87	$9.67	$9.41	$10.77	$9.41

Return on Average Tangible Common Equity (2)
Net income (GAAP)	$12,739	$11,939	$11,014	$8,758	$8,505	$44,450	$29,390
Amortization of intangibles, net of tax	746	694	529	529	453	2,498	1,474
Tangible net income available to common shareholders (non-GAAP)	13,485	12,633	11,543	9,287	8,958	46,948	30,864
Average common shareholders equity	553,475	517,835	399,868	394,034	351,695	466,881	323,183
Average intangible assets	152,255	147,143	82,431	83,279	68,954	116,548	55,026
Average tangible common shareholders' equity (non-GAAP)	401,220	370,692	317,437	310,755	282,741	350,333	268,157
Return on average tangible common equity (non-GAAP)	13.33%	13.52%	14.59%	12.12%	12.57%	13.40%	11.51%

Operating Return on Average Assets (1)
Net income (GAAP)	$12,739	$11,939	$11,014	$8,758	$8,505	$44,450	$29,390
Transaction-related expenses, net of tax	2,713	3,078	784	1,789	1,406	8,364	5,641
Loss on extinguishment of debt, net of tax	—	481	—	—	386	481	386
Insurance settlement income, net of tax	—	—	—	—	—	—	484
Securities gains (losses), net of tax	28	500	(3)	31	—	556	(322)
Operating earnings (non-GAAP)	$15,424	$14,998	$11,801	$10,516	$10,297	$52,739	$35,255
Average assets	5,428,444	5,154,690	4,180,690	4,097,199	3,809,989	4,720,107	3,561,719
Operating return on average assets (non-GAAP)	1.13%	1.15%	1.13%	1.04%	1.07%	1.12%	0.99%

Operating Return on Average Tangible Common Equity (2)
Net income (GAAP)	$12,739	$11,939	$11,014	$8,758	$8,505	$44,450	$29,390
Amortization of intangibles, net of tax	746	694	529	529	453	2,498	1,474
Transaction-related expenses, net of tax	2,713	3,078	784	1,789	1,406	8,364	5,641
Loss on extinguishment of debt, net of tax	—	481	—	—	386	481	386
Insurance settlement income, net of tax	—	—	—	—	—	—	484
Securities gains (losses), net of tax	28	500	(3)	31	—	556	(322)
Operating tangible net income (non-GAAP)	$16,170	$15,692	$12,330	$11,045	$10,750	$55,237	$36,729
Average common shareholders equity	553,475	517,835	399,868	394,034	351,695	466,881	323,183
Average intangible assets	152,255	147,143	82,431	83,279	68,954	116,548	55,026
Average tangible common shareholders' equity (non-GAAP)	401,220	370,692	317,437	310,755	282,741	350,333	268,157

Operating return on average tangible common equity (non-GAAP)	15.99%	16.79%	15.58%	14.41%	15.08%	15.77%	13.70%

Operating Efficiency Ratio (3)
Non-interest expense (GAAP)	$37,580	$38,185	$31,399	$31,991	$32,366	$139,155	$116,477
Transaction-related expenses	4,307	4,886	1,244	2,839	2,231	13,276	8,954
Loss on extinguishment of debt	—	763	—	—	613	763	613
Amortization of intangible assets	1,184	1,102	840	840	719	3,965	2,340
Operating non-interest expense (non-GAAP)	32,089	31,434	29,315	28,312	28,803	121,151	104,570
Net interest income, FTE	50,658	48,173	40,589	39,938	39,376	179,358	145,963
Non-interest income - GAAP	8,286	9,169	8,693	6,300	7,785	32,448	25,022
Securities gains (losses), net	45	794	(4)	49	—	884	(511)
Insurance settlement income	—	—	—	—	—	—	768
Operating efficiency ratio (non-GAAP)	54.48%	55.59%	59.48%	61.30%	61.07%	57.44%	61.25%